FOURTH AMENDMENT TO PURCHASE AGREEMENT


     THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT ("Fourth Amendment") is made as of the 30th day of August, 2001, by and between WATERTON RAINTREE, LLC, a Delaware limited liability company ("Seller") and KelCor, Inc., a Missouri corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller and Buyer executed that certain Purchase Agreement dated as of June 7, 2001, as amended by that certain First Amendment to Purchase Agreement dated as of July 11, 2001 and that certain Second Amendment to Purchase Agreement dated as of July 27, 2001 and Third Amendment to Purchase Agreement dated as of August 9, 2001 (collectively, the "Original Contract") pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain parcel of land and improvements commonly known as the Barrington Hills Apartments, located in Little Rock, Arkansas (the "Property"); and

     WHEREAS, the parties hereto desire to amend the Original Contract in accordance with the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. The foregoing recitals are hereby incorporated into this Fourth Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Original Contract. The Original Contract as hereby amended shall be referred to collectively as the "Contract" and all references in the Original Contract to "this Agreement", "the Agreement," or "herein" or similar terms shall mean the Original Contract, as amended by this Fourth Amendment.

     2. Lender Approval Period. Paragraph 3(D)(2) of the Original Contract is hereby modified to change the Lender Approval Period to September 21, 2001. If Buyer fails to obtain all of the required Lender Approvals by such date, Buyer shall have the right to terminate the Agreement in accordance with the terms of Paragraph 3(D)(2) or the right to extend the Closing Date as provided below.

     3. Closing Date. Paragraph 3B of the Original Contract is hereby modified to change the Closing Date to September 28, 2001. Paragraph 3(D)(5) of the Original Contract is modified to provide that Buyer shall have the right extend the Closing Date for a period not to exceed thirty (30) to the extent that Seller is diligently pursuing the Lender Approvals and the satisfaction of all the Lender requirements.

     4. Counterparts; Facsimile Execution. The parties hereto agree that: (a) this Fourth Amendment may be executed in several counterparts, each of which shall be deemed an original


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and all of  which  counterparts  together  shall  constitute  one  and the  same instrument, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Third Amendment; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this
Fourth  Amendment.   If  counterpart  originals  are  executed  and/or  original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten
(10) days from the date hereof.

     5. Effect of Modification. Except as expressly modified by this Fourth Amendment, the terms and conditions of the Original Contract shall otherwise remain in full force and effect, without change.

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Fourth Amendment as of the date first above written.

SELLER:

WATERTON RAINTREE, LLC,
a Delaware limited liability company

By: Waterton Residential Property Fund II, L.P.
    Its managing member

    By: Waterton Fund II Managers, L.P.
        Its general partner

        By: VS Managers, L.L.C.
            Its general partner

            By:/s/ Peter M. Vilim
            Name:  Peter M. Vilim
            Title: Member


BUYER:

KelCor, INC.,
a Missouri corporation

By:  /s/ Daniel W. Pishny
Name:    Daniel W. Pishny
Title:   President